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                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF ALSTON & BIRD LLP]

                                February 1, 2001

RARE Hospitality International, Inc.
8215 Roswell Road, Building 600
Atlanta, Georgia 30350

         Re:      Registration Statement on Form S-3 (No. 333-54150)

Ladies and Gentlemen:

         We have acted as counsel to RARE Hospitality International, Inc., a Georgia corporation (the "Company") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), up to 2,300,000 shares of the Company's Common Stock, no par value per share, for issuance and sale by the Company (the "Shares"). The Company intends to issue and sell the Shares to the underwriter (the "Underwriter") named in Schedule I to the Underwriting Agreement (the "Underwriting Agreement"), to be entered into by and among the Company and the Underwriter. As used herein, the term "Shares" includes any additional Shares that the Company may subsequently register under the Securities Act pursuant to a registration statement filed by the Company with the Commission pursuant to Rule 462(b) of the Commission. This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Company's Amended and Restated Articles of Incorporation of the Company, as amended, the Company's Bylaws, as amended, records of proceedings of the Board of Directors, or committees thereof, deemed by us to be relevant to this opinion letter, the Underwriting Agreement, the Registration Statement, as amended, and other agreements or documents we deemed necessary for the purpose of expressing the opinions set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties made in the Underwriting Agreement by the parties thereto, certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.


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         Our opinion set forth below is limited to the laws of the State of
Georgia, and we do not express any opinion herein concerning any other laws.

         This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

         Based on the foregoing, it is our opinion that, upon due execution and delivery of the Underwriting Agreement by the parties thereto and upon issuance and delivery of the Shares against payment therefor as provided in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus Supplement constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                            ALSTON & BIRD LLP


                                            By: /s/ Mark F. McElreath
                                               ---------------------------------
                                                Mark F. McElreath
                                                A Partner